Exhibit 99.1

Silicon Graphics | The Source of Innovation and Discovery™

News Release

FOR IMMEDIATE RELEASE

SGI REPORTS SECOND QUARTER FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. (January 31, 2006)—Silicon Graphics (OTC: SGID) today announced results for its second fiscal quarter which ended December 30, 2005.

Revenue for the second quarter fiscal year 2006 was $144 million, gross margin was 41.7% and the operating loss was $28 million. For comparison, in the first quarter FY06, revenue was $170 million, gross margin was 37.8% and the operating loss was $26 million. The second quarter fiscal year 2006 net loss was $30 million or $0.11 per share, compared with a net loss of $32 million or $0.12 per share in the previous quarter.

GAAP operating expenses for the second fiscal quarter were $88 million compared with $90 million in the first fiscal quarter 2006. Non-GAAP operating expenses were $78 million in the second quarter compared with $83 million in the first fiscal quarter excluding restructuring charges of $10 million and $7 million, respectively.

“Our Q2 performance was consistent with our operating income guidance and within our EBITDA targets with strong margins offsetting lower than expected billings,” said Jeff Zellmer, chief financial officer. “Looking forward, we will take a number of actions to improve our top-line results and continue to lower our cost structure.”

Unrestricted cash, cash equivalents and marketable investments on December 30, 2005 were $66 million as compared with $77 million at September 30, 2005.

Separately, SGI today announced that Dennis McKenna has been named as chairman, CEO and president, replacing Robert Bishop, who will remain as vice chairman.

SGI will host a conference call today at 2 p.m. PT to provide additional details. A live webcast is available at

1500 Crittenden Lane
 Mountain View, CA 94043
 Telephone 650.960.1980
 sgi.com

 MEDIA CONTACT
 Caroline Japic
 caroline@sgi.com
 650.933.7210

 INVESTOR CONTACT
 Beth Howe
 bhowe@sgi.com
 650.933.8279

 SGI PR HOTLINE
 650.933.7777

 SGI PR FACSIMILE
 650.933.0283

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Silicon Graphics | The Source of Innovation and Discovery™

SGI Reports Second Quarter FY06 Financial Results/2

http://www.sgi.com/ investors/events.html. The dial-in number is 877-704-5381 or 913-312-1295. An audio replay of this call will be available after 5 p.m. PT today at 888-203-1112 or 719-457-0820 (passcode: 9146935). All links to the archived Webcast and audio replay are available through SGI's Web site at http://www.sgi.com/ investors/events.html. This release contains non-GAAP financial measures. Management believes that a non-GAAP presentation of operating expenses is useful to investors to facilitate period to period comparisons of SGI's operating results. The Investor Relations section on our web site at www.sgi.com/company_info/investors provides comparable GAAP financial measures and the related reconciliation.

Forward-Looking Statements

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. The company's future results could differ materially from the expectations discussed herein. Factors that might cause such a difference include risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. These and other risks are detailed from time to time in SGI's periodic reports that are filed with the Securities and Exchange Commission, including SGI's quarterly report on Form 10-Q for the quarter ended September 30, 2005. Silicon Graphics is under no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc. (OTC: SGID), is a leader in high-performance computing, visualization and storage. SGI's vision is to provide technology that enables the most significant scientific and creative breakthroughs of the 21st century. Whether it's sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense or enabling the transition from analog to digital broadcasting, SGI is dedicated to addressing the next class of challenges for scientific, engineering and creative users. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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Silicon Graphics | The Source of Innovation and Discovery™

SGI Reports Second Quarter FY06 Financial Results/3

Silicon Graphics, SGI, the SGI cube and the SGI logo are registered trademarks and The Source of Innovation and Discovery is a trademark of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	Dec. 30, 2005	Dec. 24, 2004	Dec. 30, 2005	Dec. 24, 2004

	(unaudited)		(unaudited)
Product and other revenue.	$69,111	$117,456	$151,053	$209,591
Product revenue from related party (1)	4,839	27,823	21,665	33,674
Service revenue	70,443	77,823	141,352	155,244

Total revenue.	144,393	223,102	314,070	398,509

Costs and expenses:
Cost of product and other revenue	46,817	89,780	114,177	155,565
Cost of service revenue	37,351	49,578	75,523	96,270
Research and development.	20,767	24,823	44,132	48,129
Selling, general and administrative	57,297	62,870	117,163	125,587
Other operating expense, net (2)	10,114	5,199	17,299	8,365

Total costs and expenses	172,346	232,250	368,294	433,916

Operating loss	(27,953)	(9,148)	(54,224)	(35,407)

Interest expense	(4,028)	(3,856)	(7,503)	(8,992)
Interest and other income (expense), net.	1,803	132	(25)	(134)

Loss from continuing operations before income taxes	(30,178)	(12,872)	(61,752)	(44,533)

Income tax provision (benefit)	287	(1,723)	784	(5,455)

Net loss from continuing operations	(30,465)	(11,149)	(62,536)	(39,078)

Discontinued operations:
Net loss from discontinued operations, net of tax.	-	-	-	(276)

Net loss.	$(30,465)	$(11,149)	$(62,536)	$(39,354)

Net loss per common share - basic and diluted:
Continuing operations	$(0.11)	$(0.04)	$(0.23)	$(0.15)
Discontinued operations	-	-	-	(0.00)

Net loss per common share- basic and diluted. .	$(0.11)	$(0.04)	$(0.23)	$(0.15)

Shares used in the calculation of net loss per common
share - basic and diluted.	268,383	262,487	267,572	262,263

(1)	Represents product sales to SGI Japan, a related party for which we own a 24% equity interest at December 30, 2005 and owned a 40% equity interest at December 24, 2004.

(2)	Represents charges for estimated restructuring costs, related accretion expense, and asset impairments in each of the three- and six-month periods ended December 30, 2005 and December 24, 2004.

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Dec. 30, 2005	June 24, 2005 (1)

	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$65,960	$64,247
Short-term marketable investments.	216	39
Short-term restricted investments	46,709	39,757
Accounts receivable, net	70,468	93,335
Inventories.	62,155	75,662
Prepaid expenses and other current assets	37,289	43,431

Total current assets	282,797	316,471

Restricted investments	412	413

Net property and equipment	41,651	56,257

Other assets	73,077	79,004

	$397,937	$452,145

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$51,479	$58,075
Accrued compensation	24,554	34,062
Income taxes payable	2,954	2,689
Other current liabilities	65,865	72,530
Current portion of long-term debt.	4,456	1,820
Current portion of deferred revenue	85,612	98,305

Total current liabilities	234,920	267,481

Long-term debt	293,287	261,992
Long-term deferred revenue	49,088	36,188
Other liabilities	73,586	77,672

Total liabilities	650,881	643,333

Total stockholders' deficit	(252,944)	(191,188)

	$397,937	$452,145

(1)	The condensed consolidated balance sheet at June 24, 2005 has been derived from the audited consolidated financial statements at that date.